UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018 (January 29, 2018)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1101 Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

As previously disclosed, on December 15, 2017, Fulghum Fibres Florida, Inc., Fulghum Fibres, Inc. and Fulghum Fibres Collins, Inc. (collectively, the “Fulghum Sellers”), each, a wholly-owned subsidiary of Rentech, Inc. (the “Company”), and the Company entered into an Asset Purchase Agreement (the “Fulghum Asset Purchase Agreement”) with FFI Acquisition, Inc., as buyer, and Scott Davis Chip Company, Inc., as Affiliate Guarantor of Fulghum Buyer (“Scott Davis”). On December 19, 2017, the Company and one of its subsidiaries, Rentech WP U.S. Inc. (the “Debtors”), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Proceedings”) and its proposed combined disclosure statement and plan of liquidation (the “Plan of Liquidation”) and a motion seeking an order confirming the Plan of Liquidation.

On December 27, 2017, the Debtors filed a motion (the “Sale Motion”) with the Bankruptcy Court seeking authority (i) to approve the sale of all or substantially all of the assets of the Fulghum Sellers (the “Fulghum Assets”) pursuant to the terms and conditions of the Fulghum Asset Purchase Agreement and (ii) to take such related actions as are required to consummate the sale of the Fulghum Assets pursuant to the terms of the Fulghum Asset Purchase Agreement.

On January 10, 2018, The Price Companies, Inc. (“Price”) and Firehunt, Inc. filed an objection to the Sale Motion and delivered a competing bid for the Fulghum Assets. On January 12, 2018, the Official Committee of Unsecured Creditors to the Company (the “Committee”) also filed an objection to the Sale Motion.

At a hearing held on January 17, 2018, after hearing arguments from the Committee and Price, the Bankruptcy Court allowed an auction for the sale of the Fulghum Assets to proceed. After receiving several bids for the Fulghum Assets from Scott Davis and Price, the Company and the Committee determined that Price had submitted the highest and best bid for the Fulghum Assets.

On February 1, 2018, the Fulghum Sellers and the Company entered into an Asset Purchase Agreement (the “New Fulghum Asset Purchase Agreement”) with Price, as buyer. Pursuant to the New Fulghum Asset Purchase Agreement, Price has agreed to acquire the Fulghum Assets and assume certain specified liabilities of the Fulghum Sellers. The New Fulghum Asset Purchase Agreement provides for a base purchase price of $33,750,000 (which includes the assumption or payoff by Price of approximately $20,000,000 of debt of the Fulghum Sellers), subject to certain adjustments. The New Fulghum Asset Purchase Agreement provides for a holdback amount of $500,000 to satisfy any post-closing cash working capital adjustment and any indemnification claims. Upon the closing of the sale of the Fulghum Assets, the Fulghum Sellers will terminate the Fulghum Asset Purchase Agreement with Scott Davis and FFI Acquisition, Inc. and pay the $840,000 break-up fee required under the terms of such agreement. The Fulghum Sellers will be reimbursed for the break-up fee by Price.

Pursuant to the New Fulghum Asset Purchase Agreement, Price has deposited $8,000,000 (the “Performance Deposit”) into escrow to secure its performance under the New Fulghum Asset Purchase Agreement. At closing, the Performance Deposit will be credited against the purchase price under the New Fulghum Asset Purchase Agreement. In the event the New Fulghum Asset Purchase Agreement is terminated in specified circumstances, the Performance Deposit will be released to the Fulghum Sellers. On February 2, 2018, the Bankruptcy Court entered an order authorizing the Debtors to approve the sale of the Fulghum Assets in accordance with the New Fulghum Asset Purchase Agreement and the taking of corporate action in connection therewith.

The foregoing description of the New Fulghum Asset Purchase Agreement is a summary, and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the New Fulghum Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.01        Completion of Acquisition or Disposition of Assets

On January 22, 2018 the Company closed on our previously disclosed sale of assets in Atikokan, Canada (“Atikokan Sale”). For more information on the Asset Purchase Agreement for the Atikokan Sale, see the Form 8-K/A the Company filed on December 22, 2017, which is incorporated into this Item 2.01 by reference.

Item 8.01        Other Events.

As previously disclosed, on December 20, 2017, the Bankruptcy Court entered an interim order in connection with the Chapter 11 Proceedings, establishing notice and hearing procedures for trading in equity securities in the Company (the “Interim Order”). On January 29, 2018, the Bankruptcy Court entered a final order establishing notice and hearing procedures for trading in equity securities in the Company (the “Final Order”), which requires that a copy of the notice of the Final Order (the “Notice”) shall be filed as an exhibit to a report on Form 8-K. A copy of the Notice is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

This report contains forward-looking statements, including the Company’s expectations regarding its restructuring process and the operation of its business during such process. These statements are based on assumptions and information available to the Company at the time of this report and are not guarantees of future results. Forward-looking statements involve risks and uncertainty, including, but not limited to, the risk that the Company’s restructuring may not be consummated in a manner beneficial to the Company and its operations; risks and uncertainties associated with the length of time the Company will operate as a debtor-in-possession, which is not yet known; risks associated with the bankruptcy process and third party motions in the Chapter 11 Proceedings, which may hinder or delay the Company’s ability to consummate its restructuring; the ability of the Company to complete the sale of its Fulghum Fibres business; the ability of the Company to obtain and maintain normal terms with customers, suppliers and service providers; the Company’s ability to maintain contracts that are critical to its operations during the Chapter 11 Proceedings; the Company’s financial performance and results; availability of sufficient cash flow to operate the Company during the Chapter 11 Proceedings; and the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and in subsequent reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if they do, what impact they will have on the Company’s results of operations and financial condition. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

10.1	Asset Purchase Agreement, dated as of February 1, 2018, by and among Fulghum Fibres Florida, Inc., Fulghum Fibres, Inc., and Fulghum Fibres Collins, Inc., as sellers, Rentech, Inc., as the parent company to each of the sellers, and The Price Companies, Inc., as buyer.

99.1	Notice of the Final Order, dated as of January 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTECH, INC.

Date: February 7, 2018	By:	/s/ Paul Summers
Paul Summers
Chief Financial Officer